SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

OmniComm Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and date of its filing.
6)	Amount Previously Paid:
7)	Form, Schedule or Registration Statement No.:
8)	Filing Party:
9)	Date Filed:

OMNICOMM SYSTEMS, INC.
[LOGO OF OMNICOMM SYSTEMS, INC.]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 2, 2002

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders (the Annual Meeting) of OmniComm Systems, Inc., a Delaware Corporation (the Company), will be held on Friday, August 2, 2002, at 10:00 a.m., EDT, at 2540 Davie Road, Davie, Florida, 33317, for the following purposes:

(1)	To elect four directors

(2)	To ratify the appointment of Greenberg & Company as independent auditors for the Company for the year ended December 31, 2002.

(3)	To approve an increase in the number of authorized shares of common stock of the Company from 60 million to 150 million.

(4)	To approve an amendment to the dividend terms of the Company’s 5% Series A Convertible Preferred Stock.

(5)	To attend to other matters that properly come before the meeting.

     Only stockholders owning shares of the Company’s common stock, 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (Voting Stockholders) at the close of business on June, 12, 2002 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2001, is being mailed with these proxy materials.

     The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

     All Voting Stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

FOR THE BOARD OF DIRECTORS

/s/ Randall G. Smith

Randall G. Smith Corporate Secretary

Davie, Florida June, 12, 2002

ABOUT THE MEETING
VOTING PROCEDURES
ELECTION OF DIRECTORS ITEM 1 ON PROXY CARD
INFORMATION CONCERNING THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
STOCK OPTION INFORMATION
EMPLOYMENT AGREEMENTS
OTHER FORMS OF COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS ITEM 2 ON PROXY CARD
PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK ITEM 3 ON PROXY CARD
AMENDMENT TO THE DIVIDEND TERMS OF THE 5% SERIES A CONVERTIBLE PREFERRED STOCK ITEM 4 ON PROXY CARD
ADDITIONAL INFORMATION
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER BUSINESS

About the Meeting	4
Voting Procedures	4
Election of Directors (Item 1 on Proxy Card)	6
Information Concerning the Board of Directors	7
Audit Committee Report	7
Executive Compensation	9
Stock Option Information	11
Employment Agreements	12
Other Forms of Compensation	12
Compensation Committee Interlocks and Insider Participation	12
Security Ownership of Certain Beneficial Owners & Management	13
Certain Relationships & Related Transactions	14
Section 16(a) Beneficial Ownership Reporting Compliance	16
Ratification of Appointment of Independent Accountants (Item 2 on Proxy Card)	16
Proposal to Increase Authorized Common Stock (Item 3 on Proxy Card)	16
Amendment to the Dividend Terms of the 5% Series A Convertible Preferred Stock (Item 4 on Proxy Card)	18
Additional Information	19
Submission of Stockholder Proposals and Director Nominations	20
Other Business	20

OMNICOMM SYSTEMS, INC.

PROXY STATEMENT
FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE MEETING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of OmniComm Systems, Inc., a Delaware Corporation, for use at the Annual Meeting of Stockholders, to be held at 2540 Davie Road, Davie, Florida, 33317, on Friday, August 2, 2002, at 10:00 a.m., EST. The telephone number for inquiries is (954) 473-1254.

What is the Purpose of the Annual Meeting?

     At the Company’s Annual Meeting, holders (Voting Stockholders) of shares of our common stock, 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (Voting Securities) will act upon matters outlined in the accompanying notice of the meeting and transact such other business that may properly come before the meeting. In addition, the Company’s management will report on the performance of the Company during fiscal 2001 and respond to questions from stockholders.

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT.

Who is Entitled to Vote?

     Only Voting Stockholders of record at the close of business on the Record Date, will receive notice of the Annual Meeting and are entitled to vote at the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each share of 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock entitles its holder to cast one vote for each share of common stock issuable upon the conversion of such security on each matter to be voted upon at a meeting of the Company’s stockholders, as if such security was converted immediately prior to such vote.

     If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, such as election of directors or leave your shares without a vote. We encourage you to provide instructions to your brokerage firm by voting our proxy. This ensures your shares will be voted at the meeting.

     These proxy solicitation materials were mailed on or about June 30, 2002, together with the Company’s Annual Report for the period ended December 31, 2001, to all Voting Stockholders entitled to vote at the meeting.

How Do I Vote?

     You have two ways to vote. You may return the proxy card by mail, or vote in person. To vote by mail, you must sign your proxy card and send it in the enclosed prepaid, addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors:

      ☐       for the four named directors;

      ☐      for the ratification of the appointment of Greenberg & Company, as the Company’s auditors;

      ☐      for the increase in the number of authorized shares of common stock; and

      ☐      for the amendment to the dividend terms of the 5% Series A Convertible Preferred Stock.

     If you choose to vote in person, you will have an opportunity to do so at the Annual Meeting. You may either bring your proxy card to the Annual Meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a Voting Stockholder as of the Record Date. Please note that you will be required to provide a brokerage statement reflecting your stock ownership as of the Record Date.

What if I Change My Mind After I Return My Proxy Card?

     You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

      ☐      signing another proxy with a later date, (the proxy with the latest date is counted);

      ☐      voting in person at the Annual Meeting.

What Does it Mean if I Receive More Than One Proxy Card?

     It means you have multiple accounts with the transfer agent and/or with brokers. If you would like to cancel duplicate mailings, you may authorize the Company to discontinue mailings of multiple annual reports by marking the appropriate box on each proxy card.

What Constitutes a Quorum?

     The presence, in person or by properly executed proxy, of the holders of a majority of the Voting Securities outstanding as of the Record Date constitutes a quorum at the Annual Meeting. Shares that voted For, Against or Withheld on the proposals are treated as being present at the meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Signed, unmarked proxy cards are voted as recommended by the Board of Directors. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required for the ratification of the appointment of the independent auditors, the increase in authorized shares of common stock and the amendment to the dividend terms of the 5% Series A Convertible Preferred Stock.

     Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes duly cast.

     As of the Record Date, a total of 8,323,697 shares of the Company’s common stock 4,215,224 shares of 5% Series A Convertible Preferred Stock, 200,000 shares of Series B Convertible Preferred Stock and 72,450 shares of Series C Convertible Preferred Stock were issued and outstanding. Based upon the current conversion price for each of the 5% Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock on June 12, 2002, these holders would be entitled to 13,708,149 votes at a meeting of stockholders, and the common stockholders would be entitled to 8,323,697 votes, for an aggregate of 22,031,846 votes for of the Company’s currently outstanding Voting Securities. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Voting Securities, see Stock Ownership. The closing price of the Company’s common stock on the OTC Bulletin Board on the Record Date was $           per share.

Who Will Count the Vote?

     The Company’s Registrar, ADP Investor Services, will tally the vote, which will be certified by an Inspector of Election. The Inspector of Election will be the Company’s Secretary or Assistant Secretary.

Who is Soliciting This Proxy?

     Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. In addition, to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means.

ELECTION OF DIRECTORS
ITEM 1 ON PROXY CARD

Nominees and Directors

     Our Board of Directors currently consists of four members. At the meeting, four directors will be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The four nominees receiving the greatest number of votes cast by the holders of the Voting Securities entitled to vote at the 2002 Annual Meeting will be elected directors of OmniComm Systems (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

     Director candidates are nominated by the Board of Directors. Stockholders are entitled to nominate candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

     The following persons have been nominated by the Board for election to the Board of Directors.

Person	Age	Position

Cornelis F. Wit	55	Chief Executive Officer, President and Director
Randall G. Smith	44	Chairman and Chief Technology Officer
Guus van Kesteren	61	Director
Harold Blue	41	Director

     Cornelis F. Wit. Mr. Wit has been President and CEO since June 2002. Mr. Wit became a member of our Board of Directors in November 1999 and was interim CEO from June to July 2000. Mr. Wit was the President of Corporate Finance at Noesis Capital Corp, Boca Raton, Florida from 1994 until September 2000 and currently provides consulting services to Noesis. Prior to 1994, Mr. Wit was the CEO for DMV, USA, the American subsidiary for Campina Melkunie, a Dutch multi-billion dollar food and pharmaceutical ingredient company, and he also served as Vice President International Operations for Duphar, a pharmaceutical company in Holland. Mr. Wit received a B.A. degree from Nijenrode, a business university in Holland.

     Randall G. Smith. Mr. Smith has been an executive officer and member of our Board of Directors since 1997, serving as President and Chief Technology Officer from May 1997 until August 2000 and thereafter as our Chief Technology Officer. From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group. Mr. Smith received a B.S. from Purdue University.

     Guus van Kesteren. Mr. van Kesteren has been a member of our Board of Directors since November 1999. Since 1996, Mr. van Kesteren has been an advisor to Noesis Capital Corp. Prior thereto, he was employed from 1972 until 1996 by Johnson & Johnson in various capacities, holding the position of Vice President International from 1985 until 1996 with responsibility for the Australasian subsidiaries. Mr. van Kesteren received a B.A. degree from Nijenrode, a business university located in Holland.

     Harold Blue. Since January 2002, Mr. Blue has served as President of Commonwealth Associates, an investment and merchant bank. From August 2001 to December 2001, he served as Chief Operating Officer and from January 2001 to August 2001, he served as Executive Vice President of Portfolio Companies of Commonwealth Associates. From February 1993 to December 2000, Mr. Blue served as Chairman and CEO of ProxyMed, Inc., (Nasdaq: PILL) a healthcare information systems company. From 1979-1984 he was the founder and CEO of Budget Drugs, a pharmacy chain in South Florida. From 1984 to 1988 Mr. Blue was the founder and President of Best Generics, a generic pharmaceutical distributor, which was sold to IVAX Corporation (Amex: IVX) in 1988 at which time Mr. Blue joined IVAX as a director. From 1990 to 1993, Mr. Blue was founder and CEO of Health Services Inc., a physician practice management company, which was sold to InPhyNet Medical Management, Inc. Today, Mr. Blue is on the Board of Directors of Healthwatch Inc., eB2B Commerce, Inc., Notify Corporation, OmniComm Systems, Inc. and Commonwealth Associates.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     In accordance with Delaware General Corporation Law and the Company’s Amended Certificate of Incorporation and By-Laws (the “By-Laws”), the Company’s business, property and affairs are managed under the direction of the Board of Directors.

     Meetings of the Board of Directors. The Board of Directors held 8 meetings in 2001. Each of the incumbent directors attended 100% of the Board of Directors and committee meetings to which the director was assigned. The incumbent directors in the aggregate attended 100% of their Board of Directors and assigned committee meetings.

     Committees of the Board of Directors. The Board of Directors has established two standing committees.

     Audit Committee — reviews and monitors the Company’s corporate financial reporting, external audits, internal control functions and compliance with laws and regulations that could have a significant effect on the Company’s financial condition or results of operations. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, the Company’s independent accountants. The Audit Committee met 1 time during 2001. The current members of the Audit Committee are Messrs. Wit, van Kesteren and Blue.

     Compensation Committee — reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the Chief Executive Officer. In addition, the Compensation Committee reviews compensation arrangements for the other executive officers and key employees. The Compensation Committee also administers the Company’s equity compensation plans. The Compensation Committee held one meeting during 2001. The current members of the Compensation Committee are Messrs. Wit, van Kesteren and Blue.

     Director Compensation. Directors do not receive compensation for their services as directors; however, they are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. Outside directors of the Company are also eligible to receive options to purchase shares of common stock awarded under the 1998 Stock Incentive Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent accountants also provided the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Fees Paid to Independent Accountants

     The Securities and Exchange Commission’s Final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

Audit Fees

     Aggregate fees and expenses incurred for Greenberg & Company, LLC’s audit of the Company’s annual financial statements for the year ended December 31, 2001, for it reviews of the financial statements included in the Company’s quarterly filings on Forms 10-QSB and for its audit of the Company’s annual report for year ended December 31, 2001 on Form 10-KSB totaled $48,000. Of this amount, $23,000 had been billed as of December 31, 2001. The balance of the fees was billed prior to the date of this Proxy Statement.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for any financial information systems design and implementation services rendered by Greenberg & Company, LLC for the year ended December 31, 2001.

All Other Fees

     Aggregate fees for all other services provided by Greenberg & Company, LLC for the year ended December 31, 2001 totaled $4,045. Of this amount, $4,045 had been billed as of December 31, 2001.

     The Audit Committee has considered the provision of these services to the Company and believes that it is compatible with maintaining Greenberg & Company, LLC’s independence.

Director Independence

     The Board has determined that Mr. van Kesteren and Mr. Blue are “independent directors” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“NASD”). Mr. Wit as Chief Executive Officer does not meet the criteria as defined in Rule 4200(a)(15). The Company intends to nominate and elect one additional director to replace Dr. David Ginsberg and expects this director to be an “independent director as defined by the NASD listing rules.

AUDIT COMMITTEE

Cornelis F. Wit
Guus van Kesteren
Harold Blue

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Role of Committee. The Compensation Committee of the Board of Directors establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s stock option and long-term incentive plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, management programs, business financial performance and enhanced stockholder value.

     The Compensation Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants, long-term incentive grants and cash incentive awards to all key employees. All compensation actions taken by the Compensation Committee are reported to and approved by the full Board of Directors. The Compensation Committee also reviews and makes recommendations to the Board of Directors on policies and programs for the development of management personnel and management structure and organization. The Compensation Committee reviews and administers the Company’s 1998 Stock Incentive Plan. The Compensation Committee may from time to time review executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

     The Compensation Committee’s objectives include attracting and retaining exceptional individuals as executive officers and providing key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance to deliver enhanced value to the Company’s stockholders. Executive compensation consists primarily of an annual salary, bonuses linked to the performance of the Company and long-term equity-based compensation.

     Compensation. The annual base salaries of the Company’s executive officers are set at levels designed to attract and retain exceptional individuals by rewarding them for individual and Company achievements. The Compensation Committee reviews executive officers’ salaries annually to adjust such salaries based on each executive officer’s past performance, expected future contributions and the scope and nature of responsibilities of the executive officer, including changes in such responsibilities.

     The Compensation Committee believes that a portion of the executives’ compensation should be tied to the achievement of the Company’s goals in order to reward individual performance and overall Company success. Such targets include the Company’s individual strategic and operating targets and expansion of the Company’s network of partner companies. Additionally, a portion of each officer’s bonus is based on subjective criteria particular to each officer’s individual operating responsibilities.

     In addition to salaries and incentive bonuses, the Compensation Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Awards under these employee stock option plans may be in the form of options, restricted stock or stock appreciation rights. Options, which have a fixed exercise price and vest over periods of up to seven years and have an exercise price equal to the market value of the Common Stock on the date of grant, were granted to executive officers and other key employees in 2001.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of $1 million that is not “performance-based.” To qualify as “performance-based” compensation, the Compensation Committee’s discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under our plans generally will meet the requirements of “performance-based compensation.” Restricted stock grants generally will not qualify as, and performance units may not qualify as, “performance-based compensation.” The Compensation Committee believes that the benefit of retaining the ability to exercise discretion under the Company’s incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, because the 1998 Stock Incentive Plan has been approved by the Company’s stockholders, the Compensation Committee does not currently plan to take any action, to qualify any of the incentive compensation plans under section 162(m).

COMPENSATION COMMITTEE

Guus van Kesteren
Cornelis Wit and Harold Blue

EXECUTIVE COMPENSATION

Summary Compensation Table

						Long term Compensation

		Annual Compensation				Awards		Payouts

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)

					Other		Securities
Name					Annual	Restricted	Under-		All other
And					Compen-	Stock	lying	LTIP	Compen-
Principal				Bonus	sation	Awards	Options	Payout	sation
Position	Year	Salary ($)		($)	($)	($)	SARs (#)	($)	($)

David Ginsberg, CEO/Director	2001	$312,813		$12,500	$-0-	$-0-	750,000	$-0-	$-0-
	2000	$134,255	(1)	$-0-	$-0-	$-0-	240,000	$-0-	$16,759	(2)
Peter Knezevich CEO/Director	2000	$131,231	(3)		$-0-	$-0-	-0-	$-0-	$5,300	(4)
Randall Smith President/Director	2001	$138,506		$-0-	$-0-	$-0-	270,000	$-0-	$300	(5)
	2000	$119,831		$-0-	$-0-	$-0-	2,000	$-0-	$6,800	(5)
Ronald T. Linares	2001	$119,044	(6)	$-0-	$-0-	$-0-	300,000	$-0-	$150	(7)
Vice President
Clifton Middleton Vice President	2000	$100,899	(8)	$-0-	$-0-	$-0-	252,000	$-0-	$3,000	(9)
Gene Gordon Vice President	2000	$115,000	(10)	$-0-	$-0-	$-0-	2,000	$-0-	$6,600	(11)

1)	Dr. Ginsberg was employed by the Company from August 2000 to May 2002
2)	Consists of reimbursements for moving expenses and temporary housing during calendar 2000.
3)	Consists of car allowance payments.
4)	Mr. Linares joined the company on April 17, 2000.

STOCK OPTION INFORMATION

     The following table sets forth certain information with respect to stock options granted in fiscal 2001 to the Named Executive Officers.

OPTION/SAR GRANTS IN YEAR ENDED DECEMBER 31, 2001

Individual Grants

(a)	(b)	(c)	(d)	(e)

	Number of Securities	% of Total
	Underlying	Options/SARs
	Options/	Granted to
	SARs	Employees in	Exercise or Base	Expiration
Name	Granted (#)	Fiscal Year	Price ($/Share)	Date

David Ginsberg	500,000	23.9%	$0.43	9/1/08
David Ginsberg	100,000	4.8%	$0.50	3/9/08
David Ginsberg	100,000	4.8%	$0.75	12/31/08
David Ginsberg	40,000	1.9%	$0.83	1/1/06
David Ginsberg	5,000	0.2%	$0.33	5/1/06
David Ginsberg	5,000	0.2%	$0.50	3/1/06
Randall Smith	210,000	10.1%	$0.43	9/1/08
Randall Smith	50,000	2.4%	$0.45	7/20/06
Randall Smith	5,000	0.2%	$0.33	5/1/06
Randall Smith	5,000	0.2%	$0.50	3/1/06
Ronald Linares	210,000	10.1%	$0.43	9/1/08
Ronald Linares	40,000	1.9%	$0.32	4/23/07
Ronald Linares	40,000	1.9%	$0.44	7/20/06
Ronald Linares	5,000	0.2%	$0.33	5/01/06
Ronald Linares	5,000	0.2%	$0.50	3/01/06

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)

			Number of Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-money
	Shares		Options/SARs at		Options/SARs at
	Acquired		FY End (#)		FY End ($)
Name	On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David Ginsberg	-0-	$-0-	656,667	333,333	$1,556	-0-
Randall Smith	-0-	$-0-	466,539	140,000	$1,556	-0-
Ronald Linares	-0-	$-0-	203,666	208,334	$13,628	-0-

EMPLOYMENT AGREEMENTS

     In September 2001, the Company entered into a three year employment agreement with Mr. Randall Smith to serve as our Chief Technology Officer. Under the terms of the agreement, as compensation for his services, we pay him an annual base salary of $150,000, subject to cost-of-living adjustments, to be paid in the form of cash and/or stock and he is eligible to receive a bonus based upon achieving technology related milestones. Mr. Smith was granted an aggregate of 210,000 options under our 1998 Stock Option Plan. The three year options, which vest 70,000 on the date of the employment agreement, 70,000 on September 30, 2002, and 70,000 on September 30, 2003, are exercisable at the market price plus 10% per share. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Smith upon 30 days notice of a material breach and Mr. Smith may terminate the agreement under the same terms and conditions. If Mr. Smith is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause following the termination of the agreement.

     In September 2001, the Company entered into a three year employment agreement with Mr. Ronald Linares to serve as our Chief Financial Officer. Under the terms of this agreement, Mr. Linares receives an annual salary of $125,000, subject to cost-of-living adjustments, to be paid in the form of cash and/or stock and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Linares was granted an aggregate of 210,000 options under the Company’s 1998 Stock Incentive Plan. The three year options, which vest 70,000 on the date of the employment agreement, 70,000 on September 30, 2002, and 70,000 on September 30, 2003, are exercisable at the market price plus 10% per share. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, the Company may terminate the employment of Mr. Linares upon 30 days notice of a material breach and Mr. Linares may terminate the agreement under the same terms and conditions. If Mr. Linares is terminated by us for any reason other than for cause, the Company must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause following the termination of the agreement.

OTHER FORMS OF COMPENSATION

     Other than as set forth above the Company does not currently compensate its officers or other employees through any other programs. The Company offers health and dental benefits in the regular course of business. There are not currently any long-term incentive plans in place. The Company is contemplating the addition of a 401(k) or similar retirement program for both officers and employees.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Compensation Committee makes all compensation decisions. Messrs. Wit, van Kesteren and Blue serve as the members of the Compensation Committee. None of our other executive officers, directors or Compensation Committee members currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on the Company’s Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At June 12, 2002, there were an aggregate of:

•	8,323,697 shares of common stock,

•	4,215,224 shares of 5% Series A Convertible Preferred Stock,

•	200,000 shares of Series B Convertible Preferred Stock, and

•	72,450 shares of Series C Convertible Preferred Stock

     issued and outstanding. These securities comprise the Voting Securities. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of the 5% Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are also entitled to vote on matters submitted to our stockholders, with one vote for each share of common stock into which these series of our preferred stock are convertible. Based upon the current conversion price for each of the 5% Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock on June 12 2002, these holders would be entitled to 13,708,149 votes at a meeting of the Company’s stockholders, and the common stockholders would be entitled to 8,323,697 votes, for an aggregate of 22,031,846 votes for all currently outstanding Voting Securities.

     The following table sets forth, as of June 12, 2002 information known to the Company relating to the beneficial ownership of shares of our Voting Securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

     Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from June 12, 2002 upon the exercise of options, warrants, convertible securities or other securities. The Company determines a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of June, 12, 2002 have been exercised or converted.

     The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

Name and Address	# of Shares	% of Class

Randall G. Smith (1) (11)	1,435,085	6.37%
Ronald T. Linares (2) (11)	258,690	1.16%
Cornelis Wit (3) (11)	509,899	2.29%
Guus van Kesteren (4) (11)	785,001	3.52%
Harold Blue (5)(11)	125,600	*
ComVest Venture Partners, LLP (6) (11)	6,000,000	23.97%
Noesis N.V. (7) (11)	6,375,695	24.99%
Shea Ventures, LLC (8)(11)	2,000,000	8.68%
Robert Priddy (9)(11)	2,000,000	8.68%
All Directors and Officers as a group (five persons) (10)(11)	3,114,275	19.59%

*	represents less than 1%

(1)	Includes 466,539 shares of our common stock issuable upon the exercise of currently exercisable stock options, and 20,000 shares of our common stock issuable upon conversion of stock warrants.

(2)	Includes 245,333 shares of our common stock issuable upon the exercise of currently exercisable stock options.

(3)	Includes 210,000 shares of our common stock issuable upon the exercise of currently exercisable stock options, 240,000 shares of our common stock issuable upon conversion of outstanding promissory notes, 40,000 shares issuable upon conversion of our Series C Convertible Preferred Stock and 20,000 shares issuable upon conversion of warrants.

(4)	Includes 210,000 shares of our common stock issuable upon the exercise of currently exercisable stock options, 110,700 shares of our common stock issuable upon the exercise of currently exercisable stock warrants, 440,000 shares of our common stock issuable upon conversion of outstanding promissory notes and 40,000 shares issuable upon conversion of our Series C Convertible Preferred Stock.

(5)	Includes 62,800 shares of our common stock issuable upon conversion of our Series B Convertible Preferred Stock and 62,800 shares of our common stock issuable upon conversion of stock warrants underlying the portion of the Agent’s Option transferred to Mr. Blue following the private placement of the Series B Convertible Preferred Stock.

(6)	Includes 3,000,000 shares of our common stock issuable upon the conversion of shares of our Series B Convertible Preferred Stock and 3,000,000 shares of our common stock issuable upon the conversion of outstanding warrants. ComVest Venture Partners, LLP is an affiliate of the Commonwealth Associates, L.P. acting as placement agent for us in a private offering. The information presented for ComVest Venture Partners, LLP, however, does not include any holdings of Commonwealth Associates, L.P. or its affiliates. ComVest Venture Partners LLP’s address is 830 Third Avenue, 4th Floor, New York, NY 10022.

(7)	Includes 1,600,000 shares of our common stock issuable upon the conversion of shares of our Series B Convertible Preferred Stock, 3,479,197 shares of our common stock issuable upon the conversion of outstanding warrants, 360,000 shares issuable upon conversion of our Series C Convertible Preferred Stock and 400,000 shares of our common stock issuable upon conversion of outstanding promissory notes. Noesis N.V’s address is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curacao, Netherlands Antilles.

(8)	Includes 1,000,000 shares of our common stock issuable upon the conversion of shares of our Series B Convertible Preferred Stock and 1,000,000 shares of our common stock issuable upon the exercise of outstanding warrants. Shea Ventures, LLC’s address is 655 Brea Canyon Road, Walnut, CA 91789.

(9)	Includes 1,000,000 shares of our common stock issuable upon the conversion of shares of our Series B Convertible Preferred Stock and 1,000,000 shares of our common stock issuable upon the conversion of outstanding warrants. Robert Priddy’s address is 3435 Kingsboro Road, Apt 1601, Atlanta, GA 30326.

(10)	Includes footnotes (1) through (6) above.

(11)	These stockholders have agreed not to convert or exercise such securities until such time as we have amended our charter documents to authorize at least 150 million shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Cornelis F. Wit, a member of the Company’s Board of Directors, is a consultant to Noesis Capital Corp. and served as President of Corporate Finance of Noesis Capital Corp. from March 1995 to September 2000. Noesis Capital Corp. has served as placement agent for the Company in three private placements of securities which were closed between June 1999 and January 2001 and is the placement agent for the current offering of Series C Convertible Preferred Stock. Guus van Kesteren, a member of the Board of Directors, is a consultant for Noesis Capital Corp.

     In December 1999, the Company entered into a consulting agreement with Messrs. van Kesteren and Wit, each of whom is a member of the Board of Directors, providing that the Company will compensate each of these individuals for sales leads or contacts developed by them in connection with our TrialMaster system. For the fiscal years ended December 31, 1999, 2000 and 2001, no compensation was earned by either Mr. van Kesteren or Mr. Wit under this agreement.

     From time to time the Company has borrowed funds from Mr. van Kesteren, including:

•	between July 2000 and December 2000, we borrowed an aggregate of $110,000 from him under two promissory notes, one of which bore interest at a rate of 12% per annum and the other at 5% per annum. These notes were converted into debt issued as part of a private placement of our debt in January 2000. The private placement debt accrues interest at 12% per annum and is convertible into shares of common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. These notes are now due and payable.

•	between February 2001 and July 2001, the Company borrowed an aggregate of $190,000 from him under promissory notes which bore interest of 12% per annum. These promissory notes were amended and restated on August 30, 2001 with new terms which included an interest rate of 8% per annum, and with one half of the principal payable upon the closing of any financing by us resulting in gross proceeds in excess of $2,000,000, and the balance of the principal together with accrued interest payable no later than August 30, 2003.

•	in June 2001, we borrowed an aggregate of $25,000 from him under promissory notes which bore interest at a rate of 12% per annum and had a maturity date of December 22, 2001. These notes were converted into the units sold in our private placement of Series B Convertible Preferred Stock in August 2001.

     In conjunction with these various loans, the Company has granted Mr. van Kesteren options to purchase an aggregate of 70,700 shares of common stock at exercise prices ranging from $.30 to $2.25 per share.

     On August 17, 2000, the Company borrowed $100,000 from Noesis N.V., a stockholder. One of the Company’s directors, Mr. Wit, at that time, was President of Corporate Finance of Noesis Capital Corp., an affiliate of Noesis N.V., and remains a consultant to the firm. The promissory note bore interest rate at of 8% per annum and had a maturity date of January 1, 2001. At our request, Noesis N.V. agreed to convert this promissory note into debt issued as part of a private placement of our debt in January 2001. The private placement debt accrues interest at 12% per annum and is convertible into shares of common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. This note is now due and payable.

     In January 2001, the Company entered into a three-year agreement with Noesis Capital Corp. providing for a finder’s fee in the event that, as a result of introductions by Noesis Capital Corp., we merge with another company or purchase more than 25% of the securities or assets of another company or sell more than 25% of our securities or assets to another company. The fee equals 3% of the total consideration paid in any such transaction if such consideration is paid in cash, or 5% of the total consideration paid in any such transaction if such consideration is other than cash.

     In July, the company granted Randall G. Smith, Chairman of the Board and Chief Technology Officer, warrants to purchase 20,000 shares of our Common Stock at an exercise price of $0.41 per share in connection with a pledge of real property he made in securing a loan made to the Company by Mr. van Kesteren in July 2001, in the amount of $100,000.

     In January 2002, Noesis, N.V. lent the Company $90,000 under a promissory note bearing interest at 5% per annum. This note was converted into Shares of our Series C Convertible Preferred Stock issued as part of a private placement in March 2002.      In March 2002, Cornelis Wit and Guus van Kesteren, both Directors of the Company, invested $10,000 in a private placement of our Series C Convertible Preferred Stock.

     In June 2002, the company entered into a consulting agreement with David Ginsberg, D.O. The agreement has a one-year term and names Dr. Ginsberg President of the company’s Medical Advisory Board. In this capacity he will concentrate on building and maintaining relationships with Academic Research Organizations and the R&D divisions of pharmaceutical, biotechnology and medical device companies. He will spend considerable time presenting OmniComm’s products at clinical research conventions and seminars. In this new role, Dr. Ginsberg will be able to focus exclusively on increasing industry and academic awareness and acceptance of TrialMaster. Dr. Ginsberg will receive compensation of $250,000 during the term of the agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors. Based solely on a review of reports filed by the Company on these individuals’ behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during fiscal year 2001, other than Mr. Harold Blue who inadvertently failed to timely file his Form 3, which form has subsequently been filed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL FIVE OF THE LISTED NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ITEM 2 ON PROXY CARD

     Subject to the ratification of the Voting Stockholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the firm of Greenberg & Company, certified public accountants, as independent accountants to examine the financial statements of the Company for fiscal 2002. Ratification requires the affirmative vote of a majority of eligible Voting Securities present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the Voting Stockholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of Greenberg & Company as independent accountants to audit and report upon the financial statements of the Company for fiscal year 2002. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its recommendation.

     Audit services of Greenberg & Company LLC during 2001 included the examination of the consolidated financial statements of OmniComm and services related to filings with the SEC.

     The Audit Committee intends to meet with Greenberg & Company LLC in 2002 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Greenberg & Company LLC, as well as the fees charged for such services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GREENBERG & COMPANY AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS.

PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK
ITEM 3 ON PROXY CARD

     The Company’s Certificate of Incorporation, as amended, as currently in effect, provides that the Company is authorized to issue two classes of stock, consisting of 60,000,000 shares designated as common stock, $.001 par value per share, and 10,000,000 shares designated as Preferred Stock, $.001 par value per share. On March 27, 2002, the Board of Directors adopted a resolution setting forth a proposed amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock by 90,000,000 shares to an aggregate of 150,000,000 shares. The resolution declares the advisability of the proposed amendment and directs that the proposed amendment be considered at the annual meeting of stockholders. As proposed to be amended, the first paragraph of Article Four of the Certificate of Incorporation would read as follows:

The total number of common shares of stock which the corporation shall have the authority to issue is one hundred fifty million (150,000,000).

     As of June 12, 2002, in addition to the approximately 8,323,697 shares of common stock issued and outstanding, approximately 51,922,617 additional shares of common stock must be reserved for issuance for various purposes, including for issuance upon exercise or conversion of our 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Stock, warrants and convertible notes and under the Company’s 1998 Incentive Stock Plan. Therefore as of June 12, 2002 there were a total of approximately 60,246,314 shares of common stock either issued and outstanding or reserved for issuance out of a total of 60,000,000 authorized shares of common stock, leaving a deficit of 246,314 shares of common stock.

     If this Proposal is approved, the newly authorized shares of common stock will have voting and other rights identical to the currently authorized shares of common stock. The increase in authorized shares will have no immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, the existing stockholders’ percentage of ownership of the Company will decrease, and depending upon the price at which such shares are issued, could be dilutive to existing stockholders. The text of the proposed amendment is set forth in Exhibit A attached to this Proxy Statement.

Purpose and Effect of Amendment

     The Board of Directors believes that increasing the number of authorized shares of common stock is desirable to make additional unreserved shares of common stock available for issuance or reservation without further stockholder authorization, except as may be required by applicable law or by stock exchange rules.

     Having such additional shares authorized and available for issuance or reservation will provide the Company with the flexibility to issue shares of common stock in possible future financings, stock dividends or distributions, acquisitions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders’ meeting. Other than with respect to the reservation of shares of common stock in connection with the Company’s 1998 Stock Incentive Plan, and in connection with any equity financings the Company may undertake, or as publicly announced, the Company has no plans or other existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional shares of common stock which would be authorized by the proposed amendment.

     The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock. It may also adversely affect the market price of the common stock.

Potential Anti-Takeover Effect

     Although the proposed amendment to the Company’s Certificate of Incorporation is not motivated by takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt. Such issuances could dilute the ownership and voting rights of a person seeking to obtain control of the Company, dilute the value of outstanding shares, and increase the ownership of stockholders opposed to a takeover. Thus, increasing the authorized common stock could render more difficult and less likely a merger, tender offer or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the removal of incumbent management. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

Vote Required

     Approval of this amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Voting Securities. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION

AMENDMENT TO THE DIVIDEND TERMS OF THE 5% SERIES
A CONVERTIBLE PREFERRED STOCK
ITEM 4 ON PROXY CARD

     The Company’s Certificate of Designation of 5% Series A Convertible Common Stock, as currently in effect, provides that the Company is authorized to issue up to 5,000,000 shares of this series of preferred stock. On March 12, 2002 there were 4,215,224 shares of 5% Series A Convertible Preferred Stock issued and outstanding. On March 27, 2002, the Board of Directors adopted a resolution setting forth a proposed amendment to the Certificate of Designation of the 5% Series A Convertible Preferred Stock which changes the Company’s obligation to declare dividends and the method of payment of those dividends. The resolution declares the advisability of the proposed amendment and directs that the proposed amendment be considered at the annual meeting of stockholders. As proposed to be amended, the THIRD paragraph of the Certificate of Designation of 5% Series A Convertible Preferred Stock would read as follows:

     THIRD:

i. that the holders of record of the 5% Series A Convertible Preferred Stock shall be entitled to receive, when and as declared and paid by the Company’s Board of Directors or upon conversion of the 5% Series A Convertible Preferred Stock or upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, out of funds legally available for the declaration and payment of dividends, and in preference to any declaration or payment of dividends and distributions on any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with the 5% Series A Convertible Preferred Stock (collectively with the Common Stock, the Junior Securities), dividends at the rate of 5% of the Stated Value per share per annum (subject to adjustment in the event of stock splits, combination or similar events). Such dividends shall accrue quarterly from the date of the Amendment. Dividends per share shall be payable, at the Company’s option, either in cash or in shares of Common Stock valued at $1.50 per share. Dividends on the 5% Series A Convertible Preferred Stock shall be cumulative so that if, for any dividend accrual period, dividends in the amount specified in this section are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate and be added to the dividends payable for subsequent dividend accrual periods; and

ii. Unless full cumulative dividends on all outstanding shares of 5% Series A Convertible Preferred Stock for all past dividends periods have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, no dividend whatsoever shall be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than, in each case, a distribution or payment made solely in shares of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of 5% Series A Convertible Preferred Stock, voting together as a class.

Purpose and Effect of Amendment

     Under the current designations of the 5% Series A Convertible Preferred Stock, the Company is required to declare and pay dividends at the rate of 5% per annum, payable semi-annually on January 1 and July 1 of each year while these securities remain outstanding. Since issuance of this class of preferred stock in July 1999, the Company accrued dividends of $, $208,137 for fiscal 2000, and $205,584 in fiscal 2001. The Company has accrued dividends of $ 84,395 for fiscal 2002 through June 12, 2002. Given that the Company has reported a loss from operations of $(7,549,546) and $(6,781,626) for fiscal 2001 and 2000, respectively, management of the Company believes that the required accrual of these dividends are adversely affecting the Company’s financial results. The Company does not have sufficient working capital to pay these dividends and continue to implement its business. The primary purpose of the amendment is to change how dividends are accrued and paid on the 5% Series A Convertible Preferred Stock so that these terms mirror the dividend provisions of the Series B Convertible Preferred Stock. These changes include:

☐	rather than the mandatory accrual of the dividends, if the amendment is adopted the Board of Directors will have the latitude to decide when dividends are to be declared and paid (which will be out of funds legally available therefore, i.e., earnings), and dividends will also accrue upon the conversion of the 5% Series A Convertible Preferred Stock to common stock or upon the Company’s liquidation, dissolution or winding up.

☐	dividends, when declared, will be payable at the discretion of the Board of Directors either in cash or shares of common stock which will provide more flexibility for the Company. The dividends are currently payable only in cash.

     In addition, the amendment provides that dividends cannot be declared and paid upon any series of junior securities (the common stock) unless all dividends declared on the 5% Series A Convertible Preferred Stock have been paid without the consent of the holders of a majority of the issued and outstanding shares of 5% Series A Convertible Preferred Stock voting as a class.

     If this amendment is approved, holders of the 5% Series A Convertible Preferred Stock will no longer be guaranteed that dividends will be accrued on these shares. In addition, the amendment contains a provision which makes the 5% Series A Convertible Preferred Stock junior in rank to the Series B Convertible Preferred Stock. This could adversely affect the holders of the 5% Series A Convertible Preferred Stock in the event of a liquidation, dissolution or winding up of the Company in which the Series B Convertible Preferred Stockholders would have preference over the 5% Series A Convertible Preferred Stockholders, and in the declaration of dividends. The text of the proposed amendment to the Certificate of Designation of 5% Series A Convertible Preferred Stock is attached as Exhibit B.

Vote Required

     Approval of this amendment to the Certificate of Designation of 5% Series A Convertible Preferred Stock requires the affirmative vote of the holders of a majority of the outstanding shares of 5% Series A Convertible Preferred Stock, voting as a class, and the affirmative vote of the holders of a majority of the outstanding Voting Securities. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal. If the holders of a majority of the outstanding shares of 5% Series A Convertible Preferred Stock do not approve the amendment, it will not be adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE DIVIDEND TERMS OF THE 5% SERIES A CONVERTIBLE PREFERRED STOCK.

ADDITIONAL INFORMATION

     A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by sending a written request therefor to Randall G. Smith, Secretary, OmniComm Systems, Inc., 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Stockholders wishing to have a proposal included in the Board of Directors’ 2002 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than December 31, 2002 at the Company’s principal address, 2555 Davie Road, Suite 110-B, Davie, Florida 33317. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. The Company’s By-Laws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

OTHER BUSINESS

     The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Randall G. Smith

Randall G. Smith, Secretary

June 12, 2002

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
OMNICOMM SYSTEMS, INC., a Delaware corporation

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the holders of a majority of the issued and outstanding shares of common stock, 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock consisting of all of the voting securities of OmniComm Systems, Inc., in accordance with Chapter 8, Subchapter VII, Section 228 of the laws of the State of Delaware have consented to amend the Certificate of Incorporation.

SECOND: That the amendment(s) or change(s) in the Certificate of Incorporation of OmniComm Systems, Inc. are as follows:

Fourth article is changed to read: The total number of common shares of stock which the corporation shall have the authority to issue is one hundred fifty million (150,000,000). All such shares are to have a par value of $0.001. The total number of preferred shares of stock which the corporation shall have the authority to issue is ten million (10,000,000). All such shares are to have a par value of $0.001. The board of directors of the OmniComm Systems, Inc. shall have the authority to divide the preferred stock into as many series as it shall from time to time determine. The board of directors shall determine the number of shares comprising each series of preferred stock, which number may, unless otherwise provided by the board of directors in creating such series, be increased from time to time by action of the board of directors. Each series of preferred stock shall be so designated as to distinguish such series from the shares of each other series. All series of preferred stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof; provided, however, that there may be variations among different series of preferred stock as to dividend rates, prices, terms, conditions of redemption, if any, liquidation rights, and terms and conditions of conversion, if any, which variations may be fixed and determined by the board of directors in their discretion.

THIRD: This amendment shall be effective on                                                , 2002.

Dated:	, 2002

OmniComm Systems, Inc

		By:	/s/ Cornelis Wit

Cornelis Wit Director and Chief Executive Officer

Attested by:	/s/ Randall G. Smith

Randall G. Smith, Secretary

EXHIBIT B

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF
DESIGNATION, PREFERENCES, RIGHTS
OF THE 5% SERIES A CONVERTIBLE PREFERRED STOCK
OF
OMNICOMM SYSTEMS, INC.

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “GCL”), the undersigned, being the President of OmniComm Systems, Inc., hereby certifies as follows:

     1.     The name of the Corporation is OMNICOMM SYSTEMS, INC. (hereinafter referred to as the “Company”);

     2.     The Certificate of Designation of 5% Series A Convertible Preferred Stock (the “Certificate of Designation”) of the Company as filed with the State of Delaware on July 19, 1999, which was amended by Certificate of Increase of 5% Series A Convertible Preferred Stock filed on December 17, 1999, is hereby amended to revise the THIRD paragraph with respect to dividends;

     3.     The undersigned DOES HEREBY certify that the following resolution was duly adopted by the Board of Directors on March 27, 2002, and the holders of a majority of the issued and outstanding voting securities and the holders of a majority of the issued and outstanding 5% Series A Convertible Preferred Stock of the Company, at a meeting held on August 2, 2002.

     RESOLVED, that paragraph THIRD of the Certificate of Designation of 5% Series A Convertible Preferred (“Series A Preferred Stock”) of the Company be and hereby is deleted in its entirety and substituted with the following:

     “THIRD Dividends.

(a)	The holders of record of shares of Series A Preferred Stock shall be entitled to receive, when and as declared and paid by the Company’s Board of Directors or upon conversion or liquidation of the Series A Preferred Stock, out of funds legally available for the declaration and payment of dividends, after payment of dividends and distributions on any class of capital stock of the Company created senior to the Series A Preferred Stock and including the Series B Preferred Stock and Series C Preferred Stock, and in preference to any declaration or payment of dividends and distributions on any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock (collectively with the Common Stock, the “Junior Securities”), dividends at the rate of 5% of the Stated Value per share per annum (subject to adjustment in the event of stock splits, combinations or similar events). Such dividends shall accrue quarterly from the date of the Amendment. Dividends per share shall be payable, at the Company’s option, either in cash or in shares of Common Stock valued at $1.50 per share. Dividends on the Series A Preferred Stock shall be cumulative so that if, for any dividend accrual period, dividends in the amount specified in this section are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate and be added to the dividends payable for subsequent dividend accrual periods. The Stated Value per share shall mean $1.50 per share; and

(b)	Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividends periods have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, no dividend whatsoever shall be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than, in each case, a distribution or payment made solely in shares of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a class.”

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Designation to be duly executed by its President this 2nd day of August 2002.

OmniComm Systems, Inc.

By:	/s/ Cornelis Wit

Cornelis Wit President

OMNICOMM SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
AUGUST 2, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of OMNICOMM SYSTEMS, INC., a Delaware corporation, does hereby constitute and appoint CORNELIS WIT, RANDALL G. SMITH and RONALD T. LINARES, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of OmniComm Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at Comfort Suites, 2540 Davie Road, Davie, Florida 33317, on August 2, 2002 at 10 a.m., and any and all adjournments and postponements thereof, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

Please mark your vote as indicated in this example      ☒

ITEM 1. ELECTION OF DIRECTORS

	VOTE FOR ALL*	WITHHELD FOR ALL
	☐	☐
Nominees:
Randall G. Smith
Cornelis F. Wit
Guus van Kesteren
Harold Blue

*	To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 4. AMENDMENT TO THE DIVIDEND TERMS OF THE 5% SERIES A CONVERTIBLE PREFERRED STOCK

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 5. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)	Date

Print Name:

Signature(s)	Date

Print Name:

Your Name Must Be Printed Where Indicated. If We Can Not Read Your Signature Your Vote Will Not Be Counted